Exhibit 10.1


                                 CSX CORPORATION
                            STOCK PLAN FOR DIRECTORS

                     (As Amended through December 11, 1996)



       1. Name of Plan. This plan shall be known as the "CSX Corporation Stock Plan for Directors" and is hereinafter referred to as the "Plan".

       2. Purpose of Plan. The purpose of the Plan is to enable CSX Corporation, a Virginia corporation (the "Company"), to attract and retain persons of exceptional ability to serve as directors and to solidify the common interests of its directors and shareholders in enhancing the value of the Company's common stock ("Common Stock"). The Plan provides for payment in Common Stock of a portion of the annual retainer paid to each director.

       3. Effective Date and Term. The Plan shall be effective as of the date it is adopted by the Board of Directors (the "Board") of the Company, subject however to approval by at least a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a meeting of shareholders of the Company not later than May 1, 1992, and shall remain in effect until amended or terminated by action of the Board.

       4. Eligible Participants. Each member of the Board from time to time who is not a full-time employee of the Company or any of its subsidiaries shall be a participant ("Participant") in the Plan.

       5. Shares. (a) Commencing May 1, 1992, the annual retainer payable to each Participant for service on the Board shall be payable in part in shares of Common Stock subject to any applicable restrictions set forth in Section 6 hereof. Subject to paragraphs (b) and (c) below, each Participant shall be paid 40 percent of the annual retainer payable to each Participant for service on the Board (the "Designated Percentage") in shares of Common Stock. Such shares of Common Stock shall be payable immediately following the Company's Annual Meeting of Shareholders. The shares shall be deducted at their Fair Market Value (as hereinafter defined), determined as of the business day immediately preceding the date of the Company's Annual Meeting of Shareholders, from the Participant's annual retainer.

            (b) Any person who becomes a non-employee director following the Company's Annual Meeting of Shareholders, whether by appointment or election as a director or by change in status from a full-time employee, shall receive shares of Common Stock as a portion of the compensation to be paid to such Participant until the next Annual Meeting of Shareholders. The number of shares of Common Stock issued to such Participant shall be determined by dividing the product of the pro rata portion of the annual retainer to be paid to such director and the Designated Percentage by the Fair Market Value on the day such person becomes a Participant.

            (c) Each Participant may also elect annually (the "Annual Election") to receive (i) any or all of the remaining balance of his or her annual retainer for service on the Board, (ii) any or all of his or her annual retainer for service as a chairman of a committee of the Board, or (iii) any or all other fees earned as a director of the Company in the form of shares of Common Stock (the "Elective Grant"), subject to any applicable restrictions set forth in
Section 6 hereof. The Annual Election must be in writing and shall be delivered to the Corporate Secretary of the Company no later than the last business day of the month during which the Annual Meeting of Shareholders is held. The Annual Election shall be irrevocable in respect of the year to which it pertains and shall specify the applicable percentage of the annual retainer above the Designated Percentage that such Participant wishes to receive in shares of Common Stock. The balance of the annual retainer to be paid pursuant to the Elective Grant shall be paid on the first business day (the "Elective Payment Date") that is at least six months and one day following the last business day of the month during which the Annual Meeting of Shareholders is held, and the


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number of shares of Common Stock to be included in such Elective  Grant shall be determined with reference to the Fair Market Value of the Common Stock on the Elective Payment Date. All other retainers and fees which are to be paid pursuant to the Elective Grant shall be paid once every three months, commencing on the Elective Payment Date, and the number of shares of Common Stock to be included in such Elective Grant payment shall be determined with reference to the Fair Market Value of the Common Stock on such payment date.

       6. Restrictions on Shares. The shares issued under Section 5 shall, at the Participant's election (which election must be in writing and shall be delivered to the Corporate Secretary of the Company no later than the last business day of the year prior to the year for which the election is to be effective), be transferred to a trust and shall remain subject to the claims of the Company's creditors and restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation) except that such shares shall be distributed to Participants and such restrictions shall lapse upon:

            (a) Death of the Participant;

            (b) Disability of the Participant preventing continued service on the Board;

            (c) Retirement of the Participant from service as a Director of the Company in accordance with the policy on retirement of non-employee Directors then in effect;

            (d) Cessation of service as a Director for any reason other than those specified in Subsections 6(a), (b) and (c); or

            (e) A Change in Control (as hereinafter defined), except that a Participant may elect that shares which would be distributed to him or her upon a Change of Control may continue to be held in trust for distribution in accordance with elections made by the Participant in accordance with subsections
(c) and (d) of this Section 6.

       The Participant's right to receive the shares issued under Section 5 shall not be affected by a termination of the trust described herein.

       7. Share Certificates, Voting and Other Rights. The certificates for shares issued hereunder shall be issued in the name of the Participant or the trustee of the trust described in Section 6, as the case may be, and shall be held by such Participant or such trustee in trust for the Participants; provided, however, that each Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares and the Participant or the trustee, as the case may be, shall receive all dividends and other distributions paid or made with respect thereto.

       8. Fair Market Value. "Fair Market Value" means, as of any given date, the closing price of the stock in the New York Stock Exchange Composite Transactions on such date as reported in the Wall Street Journal (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

       9. Fractions of Shares. The Company shall not issue fractions of shares. Whenever under the terms of the Plan a fractional share would otherwise be required to be issued, the Participant shall be paid in cash for such fractional share based upon the same Fair Market Value which was utilized to determine the number of shares to be issued on the relevant payment date.

       10. Change of Control. "Change of Control" shall mean any of the following:

            (a) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company;  (ii) any acquisition by


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the Company;  (iii) any  acquisition  by any  employee  benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 10; or

            (b) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

            (c) Business Combination. Approval by the shareholders of the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

                 (i) all or  substantially  all of the  individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                 (ii) no Person  (excluding any corporation  resulting from such
            Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                 (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

            (d) Regulated Business Combination. Approval by the shareholders of the Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 10; or

            (e) Liquidation  or  Dissolution.   Approval  by  the   shareholders
of the Company of a complete liquidation or dissolution of the Company or its principal subsidiary.



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

      11. General Restrictions. The issuance of shares or the delivery of certificates for such shares to Participants hereunder shall be subject to the requirement that, if at any time the General Counsel of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel.

       12. Shares Available. Shares of Common Stock issuable under the Plan shall be taken from authorized but unissued or treasury shares of the Company as shall from time to time be necessary for issuance pursuant to the Plan.

      13. Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee (as defined in Section 14 below) in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

      14. Administration. The Plan shall be administered by the Compensation and Pension Committee of the Board, unless the Board shall appoint another committee of the Board to administer the Plan (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's shareholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3") no amendment to the Plan shall be adopted without further approval of the Company's shareholders in the manner prescribed in Section 3 hereof and, provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

       15. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


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